Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (this "Agreement"), dated as of May 3, 2017, made by Netlist, Inc., a Delaware corporation (together with its successors and assigns, "Grantor"), in favor of TR Global Funding V, LLC, a Delaware limited liability company managed by TR Global Associates  V, LLC (together with its successors and assigns, "Investor").

RECITALS:

WHEREAS, reference is made to that certain Investment Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Investment Agreement"), between Grantor and Investor; and

WHEREAS, it is a condition precedent to Investor making any Investment and providing any other financial accommodation to Grantor under the Investment Agreement that Grantor shall have executed and delivered this Agreement to Investor;  and

WHEREAS, Grantor has determined that the execution, delivery and performance of this Agreement will directly benefit, and is in the best interests of, Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Investor to make and maintain the Investments and to provide other financial accommodations to Grantor pursuant to the Investment Agreement, the Grantor hereby agrees with Investor as follows:

Section 1.   Definitions.

(a)       Reference is hereby made to the Investment Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement that are defined in the Investment Agreement or in Article 8 or 9 of the UCC and that are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein that are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Investor may otherwise determine.  If any conflict or inconsistency exists between this Agreement and the Investment Agreement, the Investment Agreement shall govern.

(b)       The incorporation by reference of terms defined in the Investment Agreement shall survive any termination of the Investment Agreement until this Agreement is terminated.

(c)       As used in this Agreement, the following terms shall have the following meanings, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Agreement" has the meaning set forth in the preamble.

"Collateral" has the meaning set forth in Section 2 hereof.

“Event of Default” has the meaning set forth in Section 8(a) hereof.

"Grantor" has the meaning set forth in the Recitals hereto.

"Investment Agreement" has the meaning set forth in the Recitals hereto.

"Patent Licenses" means all licenses, contracts or other agreements, whether written or oral, (i) naming Grantor as licensor and providing for the grant of any right to manufacture, use, practice, offer for sale, sell, make, have made or import products or any invention, as the case may be, covered by any Patent or (ii) naming Grantor as licensee and providing for the grant of any right to manufacture, use, practice, offer for sale, sell, make, have made or import products or any invention, as the case may be, covered by any  patent (other than the Patents),  and granted in connection with the resolution of the Claim.

"Patents" means the patents and patent applications listed in Schedule A to the Patent Security Agreement attached as Exhibit A.

"Perfection Requirements" has the meaning set forth in Section 5(r) hereof.

"Reference Entity Debt"  has the meaning set forth in Section 2(c) hereof.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Section 2.   Grant of Security Interest.   As collateral security for the payment, performance and observance of all of the Obligations, Grantor hereby pledges and assigns to Investor (and its agents and designees), and grants to Investor (and its agents and designees) a continuing security interest in all of Grantor’s right, title and interest in, to and under the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, (collectively, the "Collateral"):

(a)        all Commercial Tort Claims set forth in Schedule 2(a) hereto (as such schedule may be updated from time to time);

(b)        the Recoveries;

(c)        the obligation of the Reference Entity to pay the Recoveries and any other amounts determined to be owing by the Reference Entity in respect of the Claim or the Litigation (collectively, the "Reference Entity Debt");

(d)        all Supporting Obligations (as defined in the UCC) relating to the Reference Entity Debt, including any bond posted to insure the payment thereof;

(e)        the Patents;

(f)        the Patent Licenses;  and

(g)        all Proceeds, including all Cash Proceeds and Noncash Proceeds (each as defined in the UCC), and products of any and all of the foregoing Collateral;

in each case, howsoever Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).    Without limiting the generality of the foregoing, the Collateral consists of all rights of Grantor in and to the Claim and all judgments, settlements and recoveries therein or other resolutions thereof.  The foregoing grant includes all rights, powers and options (but none of the obligations, if any) of Grantor under any instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to exercise all rights and options, to bring proceedings in the name of Grantor or otherwise and generally to do and receive anything that Grantor is or may be entitled to do or receive under or with respect to the Collateral.

Section 3.   Security for Obligations.

(a)       The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred:

(i)      the prompt and complete payment by Grantor, as and when due and payable (whether by declaration, demand or otherwise), of all amounts owing by Grantor in respect of the Investment Agreement and/or the other Investment Facility Documents, including, without limitation, (i) all Obligations and (ii) all indemnifications and all other amounts due or to become due under any Investment Facility Document; and

(ii)     the prompt payment and due performance and observance by Grantor of all of its other obligations from time to time existing in respect of this Agreement and any other Investment Facility Document.

(b)       Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations to third parties in respect of the Collateral, and nothing contained herein is intended or shall be a delegation of duties to Investor, (ii) Grantor shall remain liable under each agreement included in the Collateral to perform all of its obligations thereunder in accordance with, and pursuant to, the terms and provisions thereof, and Investor shall not have any obligation or liability under any such agreement by reason of, or arising out of, this Agreement or any other document related thereto prior to its acquisition thereof by enforcement of its rights under this Agreement or transfer in lieu of such enforcement, nor shall Investor have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by Investor of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.   [Reserved].

Section 5.   Representations and Warranties.   Grantor represents and warrants as follows:

(a)       Schedule 5(a)  (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) hereto sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of Grantor, (ii) the jurisdiction of organization of Grantor, (iii) the type of organization of Grantor, (iv) the organizational identification number of Grantor (or states that no such organizational identification number exists), and (v) location of Grantor's chief place of business and chief executive office.  As of the date hereof, except as provided on Schedule 5(a),  Grantor has not changed its name, principal residence or jurisdiction of organization, chief executive office or sole place of business, or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise), in each case, within the past five years.

(b)       Grantor is qualified to do business in each jurisdiction in which the nature of its business so requires.  Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

(c)       [Reserved].

(d)       [Reserved].

(e)       [Reserved].

(f)        [Reserved].

(g)       Grantor has not set off or agreed to set off any amounts against the Claim or the Reference Entity Debt and no rights of set-off or similar rights against the Grantor exist which will permit any set-off of or counterclaim against the Claim and/or the Reference Entity Debt.

(h)       Except as set forth in the Litigation, Grantor has not received any notice and is not otherwise aware that the Claim or the Reference Entity Debt or any portion thereof are subject to any impairment or are otherwise invalid or void.

(i)        Grantor is not insolvent and has no Insolvency Proceedings threatened or outstanding against it.

(j)        [Reserved].

(k)       [Reserved].

(l)        [Reserved].

(m)      Schedule 5(m) hereto sets forth a complete and accurate list of all patents and patent applications, if any, applicable to the Claim.  Each Patent is subsisting and in full force and effect, has not been adjudged invalid or unenforceable in a non-appealable final judgment, is, to the best of Grantor's knowledge, valid and enforceable and has not been abandoned in whole or in part.  To the best of Grantor's knowledge, none of the Patents conflicts with the patent or other intellectual property rights of others and Grantor is not now infringing or in conflict with any such rights of others.    Except as related to the Litigation, Grantor has not received any notice that it is violating or infringing or that it has violated or infringed, or that invites Grantor to take a license under, the patent rights or other intellectual property rights of any Person.

(n)       [Reserved].

(o)      Except as set forth in the Litigation, to the best of Grantor's knowledge: (i) no employee, independent contractor or agent of Grantor has (mis)appropriated any patents, patent rights or other intellectual property rights of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of Grantor; and (ii) no employee, independent contractor or agent of Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating in any way to the protection, ownership, development, use or transfer of the Patents.

(p)       The Grantor is and will be at all times the sole and exclusive owner of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Liens except for the Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office with respect to a valid Lien except such as may have been filed to perfect or protect any Permitted Lien.

(q)       The exercise by Investor of any of its rights and remedies hereunder and pursuant to the Intercreditor Agreement, will not contravene any law or contractual obligation binding on or otherwise affecting Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(r)        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by Grantor of this Agreement, or (ii) the grant by Grantor of the security interest purported to be created hereby in the Collateral.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the UCC as in effect in the applicable jurisdiction of the financing statements described in Schedule 5(r) hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts the taking of such actions, and (C)  Investor's having possession of Documents, Instruments and cash constituting Collateral (subclauses (A)-(C), each a "Perfection Requirement" and collectively, the "Perfection Requirements").

(s)       This Agreement creates a legal, valid and enforceable security interest in favor of Investor in the Collateral, as security for the Obligations.  The Perfection

Requirements result in the perfection of such security interests.  Such security interests are, or in the case of Collateral in which Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens, and the Perfection Requirements.

(t)       Grantor owns the Collateral pledged by it and is the sole legal and beneficial owner of, and has good title to, all processes, applications, inventions, trade secrets, entitlements and other rights underlying the Claim and the Litigation free and clear of any and all Liens, rights or claims of all other persons, including Liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (except for Permitted Liens).

Section 6.   Covenants as to the Collateral.  During the period from the Effective Date until the Termination Date, unless Investor shall otherwise consent in writing:

(a)       Further Assurances.  Grantor shall take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Investor may require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Investor to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement.  Grantor shall not take or fail to take any action which could in any manner impair the validity or enforceability of Investor's security interest in and Lien on any Collateral.

(b        Notices and Communications; Defense of Title; Amendments; Equity Issuances.  Grantor shall, at Grantor's expense:

(i)      [Reserved]; and

(ii)     defend Investor's right, title and security interest in and to the Collateral against the claims of any Person, keep the Collateral free from all Liens (except Permitted Liens), and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Investment Facility Documents.

(c)       Further Duties.

(i)      Except for the Permitted Liens, Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, and Grantor shall defend the Collateral against all persons at any time claiming any interest therein (other than Permitted Liens).

(ii)     Promptly upon obtaining knowledge thereof, Grantor shall notify Investor in writing of any event that could reasonably be expected to have a material adverse effect on the value of the Collateral or any portion thereof, the ability of Grantor or Investor to dispose of the Collateral or any portion thereof, or the rights and remedies of Investor in relation thereto.

(iii)    Patents.   Grantor has duly executed and delivered the Patent Security Agreement in the form attached hereto as Exhibit A.  Grantor will take all action necessary to maintain all of the Patents and the Patent Licenses in full force and effect.  Grantor will cause to be taken all necessary steps in any proceedings before the United States Patent and Trademark Office to maintain each Patent.

(iv)    Grantor shall not challenge the validity, perfection or priority (as and to the extent provided in this Agreement) of the Liens granted to Investor.

(d)       Status of Security Interest.   Grantor shall maintain the security interest of Investor hereunder in all Collateral as a valid, perfected, first priority Lien, except for any Permitted Lien (provided that no filing by Investor of a UCC-3 financing statement amendment or failure of Investor to file a UCC continuation statement will be deemed to breach this covenant).

(e)       Reliance.

(i)      Grantor agrees and acknowledges that the duties contained in this Section 6 are a material inducement for Investor to enter into this Agreement, and that Investor may, if such covenants are breached, immediately exercise all of the remedies provided herein or under law.  Grantor further agrees that a breach of any of the covenants contained in this Section 6 will cause irreparable injury to Investor, that Investor has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6 shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way limit the rights of Investor hereunder.

(f)       Records; Inspection and Reporting.

(i)      Subject to attorney-client privilege, Investor shall at all times have full and free access during normal business hours upon three business days prior written notice to those of the books, correspondence and records of Grantor that relate to the Collateral, and Investor and its representatives may examine the same, take extracts there from and make photocopies thereof, and Grantor agrees to render to Investor, at Investor's cost and expense such clerical and other assistance as may be reasonably requested with regard thereto.

(ii)     Grantor shall not, without at least ten Business Days' prior written notice to Investor, amend, modify or otherwise change its name, organizational identification number or FEIN, its jurisdiction of organization, and chief executive office as set forth in Schedule 5.1(a) hereto.

Section 7.   Additional Provisions Concerning the Collateral.

(a)       To the maximum extent permitted by applicable law, and for the purpose of taking any action that Investor may deem necessary or advisable to accomplish the purposes of this Agreement, Grantor hereby (i) authorizes Investor to execute any such agreements, instruments or other documents in Grantor's name and to file such agreements, instruments or other documents in Grantor's name and in any appropriate filing office,

(ii) authorizes Investor at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral that (A) describes or identifies the Collateral by type or in any other manner as Investor may determine, regardless of whether any particular asset of Grantor falls within the scope of Article 9 of the UCC or whether any particular asset of Grantor constitutes part of the Collateral, and (B) contains any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor), (iii) ratifies such authorization to the extent that Investor has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof,  and (iv) prepare, sign, and file for recordation in the proper registry, appropriate evidence of the lien and security interest granted herein in any Patent constituting Collateral in the name of Grantor as debtor, including the Patent Security Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)       Grantor hereby irrevocably appoints Investor as its attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Investor's discretion during the continuance of an Event of Default, to take any action and to execute any instrument that Investor may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which Investor may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Investor with respect to any Collateral, (iv) to receive, endorse and collect all Instruments made payable to Grantor in respect of the Claim and to give full discharge for the same, (v) to execute assignments, licenses and other documents to enforce the rights of Investor with respect to any Collateral, and (vi) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Investor (in its sole discretion), and such payments made by Investor shall constitute additional Obligations of Grantor to Investor, be due and payable immediately without demand.  Grantor agrees to take all further acts that may be deemed necessary or advisable, in the reasonable judgment of Investor, to effectuate the purposes of this Section 7(b), including the execution of a power of attorney, effective under applicable law, providing for the authority to enter into the transactions described above in the name of Grantor.  This power is coupled with an interest and is irrevocable until the Termination Date.

(c)       [Reserved].

(d)       If Grantor fails to perform any agreement or obligation contained herein, Investor may itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or Investor, and the reasonable fees and expenses of Investor incurred in connection therewith shall be payable by the Grantor pursuant to Section 9 hereof constitute additional Obligations of the Grantor to Investor,  and be due and payable immediately without demand.

(e)       The powers conferred on Investor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Investor shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantor (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct).  Investor shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Investor accords its own property.

(f)       Anything herein to the contrary notwithstanding (i) Grantor shall remain liable under the Patent Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Investor of any of its rights hereunder shall not release Grantor from any of its obligations under the Patent Licenses or otherwise in respect of  the Collateral, and (iii) Investor shall not have any obligation or liability by reason of this Agreement under the Patent Licenses or otherwise in respect of the Collateral, nor shall Investor be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.   Remedies Upon Default.

(a)       If any of the following has occurred and is continuing: (x) a Investor Termination Event, (y) a breach by Grantor of Sections 6(b) through 6(e) hereof, or (z) any material representation or warranty of Grantor contained herein shall be incorrect in any material respect when made (each of the foregoing, an "Event of Default"), then Investor may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)       [Reserved];

(ii)      subject to the terms of the Investment Agreement,  Investor may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC, and Investor shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Investor at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Investor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Investor may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor agrees that it would not be commercially unreasonable for Investor to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Grantor hereby waives any claims against Investor arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.  Nothing in this Section shall in any way limit the rights of Investor hereunder.  Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Investor, that the Investor has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way limit the rights of the Investor hereunder.

(b)       Any cash held by Investor (or its agent or designee) as Collateral and all Cash Proceeds received by Investor (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral, Investor may, in the discretion of Investor, be held by Investor (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Investor pursuant to Section 10 hereof) in whole or in part by Investor against, all or any part of the Obligations in such order as Investor shall elect, consistent with the provisions of the Investment Agreement.  Any surplus of such cash or Cash Proceeds held by Investor (or its agent or designee) and remaining after the Termination Date shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)       Grantor hereby acknowledges that if Investor complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(d)      Investor shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Investor's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that Grantor lawfully may, Grantor shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Investor's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

Section 9.     Indemnity.   Grantor agrees to defend, protect, indemnify and hold harmless Investor and each other Indemnitee in accordance with Section 17.1 of the Investment Agreement.

Section 10.   Notices, Etc.   All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Investment Agreement.

Section 11.   Security Interest Absolute.

(a)         All rights of Investor, all Liens and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Investment Agreement or any other Investment Facility Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Investment Agreement or any other Investment Facility Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantor in respect of the Obligations.  All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b)         Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by Investor or any other Person under any Investment Facility Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving Grantor of Grantor's obligations hereunder and (v) any requirement that Investor protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against Grantor or any other Person or any collateral.

Section 12.   Miscellaneous.

(a)         No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by Grantor and Investor, and no waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall be effective unless it is in writing and signed by Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)         No failure on the part of Investor to exercise, and no delay in exercising, any right hereunder or under any other Investment Facility Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of Investor provided herein and in the other Investment Facility Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Investor under any Investment Facility Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Investment Facility Document against such party or against any other Person, including but not limited to, Grantor.

(c)         This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the Termination Date and (ii) be binding on Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC, and shall inure, together with all rights and remedies of Investor hereunder, to the benefit of Investor and their respective successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, Investor may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Investment Facility Document to any other Person pursuant to the terms of the Investment Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Investor herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to Investor shall mean the assignee of Investor.  For the avoidance of doubt, Investor may assign its rights and obligations hereunder to TRGP Capital Partners, L.P. or an Affiliate thereof without the prior consent of Grantor.  None of the rights or obligations of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Investor, and any such assignment or transfer shall be null and void.

(d)         After the occurrence of the Termination Date, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantor, (ii) Investor agrees to file UCC amendments on or promptly after the Termination Date to evidence the termination of the Liens so released and (iii) Investor will, upon the Grantor's request and at the Grantor's cost and expense, (A) promptly return to the Grantor (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) promptly execute and deliver to the Grantor such documents and make such other filings as the Grantor shall reasonably request to evidence such termination, without representation, warranty or recourse of any kind.  In addition, upon any sale or disposition of any item of Collateral in a transaction expressly permitted under the Investment Agreement,  Investor agrees to execute a release of its security interest in such item of Collateral, and Investor shall, upon the reasonable request of the Grantor and at the Grantor' cost and expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release, without representation, warranty or recourse of any kind.

(e)         This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization under the United States Bankruptcy Code or similar insolvency, debtor relief or debt adjustment law, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)         THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT (I) AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND (II) TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g)        In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be an Investment Facility Document.

(h)        Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(i)         If any provision of this Agreement is held invalid, illegal or unenforceable, the Parties shall negotiate in good faith so as to replace each invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which will, in effect, from an economic viewpoint, most nearly and fairly approach the effect of the invalid, illegal or unenforceable provision and the intent of the Parties in entering into this Agreement.

(j)         Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(k)        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(l)         For purposes of this Agreement, all references to each Schedule attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR:

NETLIST, INC.

By:	/s/Gail Sasaki
Name:Gail Sasaki
Title:CFO, VP, Secretary

Security Agreement

Signature Page

EXHIBIT A

TO

SECURITY AGREEMENT

Patent Security Agreement

Security Agreement

Signature Page

PATENT SECURITY AGREEMENT

This Patent Security Agreement (this "Patent Security Agreement") is made as of [●], 2017, by Netlist, Inc. ("Grantor"), in favor of TR Global Funding V, LLC, a Delaware limited liability company managed by TR Global Associates V, LLC (together with its successors and assigns, "Grantee").

WHEREAS, Grantor owns the patents listed on the attached Schedule A, which patents are issued or applied-for in the United States Patent and Trademark Office (the "Patents");

WHEREAS, Grantor has entered into and agreed to be bound by all of the terms and provisions of a security agreement, dated [●], 2017 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Security Agreement"), in favor of Grantee;

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, a continuing security interest in the Patents and all proceeds thereof, including, without limitation, any and all causes of action arising out of or relating to any infringement thereof and any and rights to recover from past, present and future violations thereof (collectively, the "IP Collateral"), as collateral security for the payment, performance and observance of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the payment, performance and observance of all of the Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby pledges and grants to Grantee a continuing security interest in the IP Collateral.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

This Patent Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be executed by a duly authorized officer of Grantor as of the date first set forth above.

NETLIST, INC.,
as Grantor

By:	/s/ Gail Sasaki
Name: Gail Sasaki
Title: CFO, VP, Secretary

Parent Security Agreement

Signature page

SCHEDULE A

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PATENT SECURITY AGREEMENT

Patents

Title	Patent/Application No.	Issue/Filing Date
A MULTIRANK DDR MEMORY MODUAL WITH LOAD REDUCTION	8756364	6/17/2014
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8001434	8/16/2011
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8359501	1/22/2012
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8689064	4/1/2014
SYSTEM AND METHOD UTILIZING DISTRIBUTED BYTE-WISE BUFFERS ON A MEMORY MODULE	8516185	8/20/2013
SYSTEMS AND METHODS FOR HANDSHAKING WITH A MEMORY MODULE	8489837	7/16/2013
MEMORY MODULE CAPABLE OF HANDSHAKING WITH A MEMORY CONTROLLER OF A HOST SYSTEM	9,535,623	1/3/2017
MEMORY MODULE WITH DISTRIBUTED DATA BUFFERS AND METHOD OF OPERATION	9,606,907	3/28/2017

SCHEDULE 2(a)

TO

SECURITY AGREEMENT

Commercial Tort Claims

The investigation pending in the ITC [Inv. No. 337-TA-1023] alleging that Defendant’s products infringe the Original Patents and the lawsuit Plaintiff filed against Defendant in the U.S. District Court for Central District of California [Case No. 8-16-cv-1605], alleging that Defendant’s products infringe the Patents.

The foregoing does not include any appeal taken from a decision or adjudication reached or issued in either of Inv. No. 337-TA-1023 or Case No. 8-16-cv-1605, or any other litigation or adversarial proceeding.

“ITC” means International Trade Commission

“Defendant” means SK hynix Inc. and its Affiliates.

“Original Patent” means U.S. Patent Nos. 8,756,364, 8,516,185, 8,001,434,8 8,359,501, 8,689,064, and 8,489,837

“Patent” means the Original Patents and U.S. Patent Nos. 9,535,623, and 9,606,907.

SCHEDULE 5(a)

TO

SECURITY AGREEMENT

Organizational Information

(i)     Exact legal name of Grantor:

a.    Netlist, Inc.

(ii)    Jurisdiction of organization of Grantor:

a.    Delaware

(iii)   Type of organization of Grantor:

a.    Corporation

(iv)   Organizational identification number of Grantor (or statement that no such organizational identification number exists):

a.    3242099

(v)    Address of Grantor's chief place of business and chief executive office:

a.    175 Technology
Irvine, CA 92618

(vi)   Any different name, jurisdiction of organization, chief executive office or sole place of business used within the past five years:

a.    None

(vii)  Any merger, consolidation, change in corporate form within the past five years:

a.    None

SCHEDULE 5(m)

TO

SECURITY AGREEMENT

Patents

Title	Patent/Application No.	Issue/Filing Date
A MULTIRANK DDR MEMORY MODUAL WITH LOAD REDUCTION	8756364	6/17/2014
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8001434	8/16/2011
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8359501	1/22/2012
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8689064	4/1/2014
SYSTEM AND METHOD UTILIZING DISTRIBUTED BYTE-WISE BUFFERS ON A MEMORY MODULE	8516185	8/20/2013
SYSTEMS AND METHODS FOR HANDSHAKING WITH A MEMORY MODULE	8489837	7/16/2013
MEMORY MODULE CAPABLE OF HANDSHAKING WITH A MEMORY CONTROLLER OF A HOST SYSTEM	9,535,623	1/3/2017
MEMORY MODULE WITH DISTRIBUTED DATA BUFFERS AND METHOD OF OPERATION	9,606,907	3/28/2017

SCHEDULE 5(n)

TO

SECURITY AGREEMENT

Patent Licenses

Joint Development License Agreement, dated as of November 12, 2015, between Grantor and Samsung Electronics Co., Ltd.

SCHEDULE 5(r)

TO

SECURITY AGREEMENT

UCC-1 Financing Statement Details

A UCC financing statement to be filed in the office of the Delaware Secretary of State naming Grantor as debtor, Investor as secured party, and the Collateral as collateral.